                                                                     EXHIBIT 1.1

                              THE MONEY STORE INC.

                              4,600,000 SHARES/1/

                  $1.72 MANDATORY CONVERTIBLE PREFERRED STOCK

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                October 30, 1996

PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
OPPENHEIMER & CO., INC.
As Representatives of the Several Underwriters
c/o Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Dear Sirs:

          Subject to the terms and conditions hereof, The Money Store Inc., a New Jersey corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), 4,600,000 shares (the "Initial Shares") of the Company's $1.72 Mandatory Convertible Preferred Stock, no par value per share (the "Preferred Stock"). Subject to the terms and conditions hereof, the Initial Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2(c) to purchase up to 690,000 additional shares of Preferred Stock (the "Option Shares"). The Option Shares together with the Initial Shares shall be referred to herein as the "Shares". The Preferred Stock is more fully described in the Final Prospectus referred to below. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, each shall be deemed to refer to such firm or firms.

----------------
/1/ Plus an option to purchase from the Company up to 690,000 additional shares to cover over-allotments.

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         1.   Representations and Warranties. The Company represents and
              ------------------------------
warrants to, and agrees with, each Underwriter, that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Shares. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415 under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 434 and/or Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Shares and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including all financial schedules and exhibits thereto, as amended at the time when it was declared effective, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 434 and/or 424(b) (including the Basic Prospectus as so supplemented), together with the Term Sheet (as hereinafter defined), if any, relating to the shares that is first filed pursuant to Rule 424(b)(7) under the Act, is hereinafter called the "Final Prospectus"; and the abbreviated term sheet that satisfies the requirements of Rule 434 under the Act is called the "Term Sheet". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) hereinafter is called the "Supplemented Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Supplemented Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Supplemented Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, the Supplemented Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the date of such Registration Statement, Basic Prospectus, Supplemented Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

         (b) (i) When the Supplemented Prospectus and any amendment or supplement thereto was filed with the Commission, the Supplemented Prospectus, as amended or supplemented as of any such time, complied in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to

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

     make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) when the Final Prospectus (or any Term Sheet that is a part thereof) or any amendment or supplement to the Final Prospectus is filed with the Commission pursuant to Rule 424(b), on the date when the Final Prospectus is amended or supplemented, on the Closing Date (as hereinafter defined) and the Date of Delivery (as hereinafter defined), the Final Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with, the applicable requirements of the Act, the Exchange Act and the respective rules and regulations thereunder, and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and
     (iii) when the Registration Statement or any amendment thereto was or is declared effective (including the filing of any document incorporated by reference in the Registration Statement), the Registration Statement, as amended as of any such time, complied or will comply in all material respects with, the applicable requirements of the Act, the Exchange Act and the respective rules and regulations thereunder, and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Supplemented Prospectus, the Final Prospectus or the Registration Statement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Supplemented Prospectus, the Final Prospectus or the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Supplemented Prospectus.

         2.   Purchase and Sale.  (a) Subject to the terms and conditions and
              -----------------
in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the respective number of the Initial Shares set forth opposite such Underwriter's name in Schedule II hereto.

         (b) The initial public offering price and the purchase price of the Initial Shares shall be set forth in a separate written instrument (the "Pricing Agreement") signed by the Representatives and the Company, the form of which is attached hereto as Schedule III. From and after the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to include the Pricing Agreement. The purchase price per share to be paid by the several Underwriters for the Initial Shares shall be an amount equal to the initial public offering price, less an amount per share to be determined by agreement among the Representatives and the Company.

         (c) In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company grants an option

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to the Underwriters, severally and not jointly, to purchase up to an additional
690,000 Option Shares at the same price per share determined as provided above for the Initial Shares. The option granted hereby may, only for the purpose of covering over-allotments, be exercised as to all or any part of the Option Shares from time to time within thirty days after the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), upon notice by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of Delivery (the "Date of Delivery") shall be determined by the Representatives but shall not be later than five full business days after the exercise of such option and not in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Shares, the Option Shares as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Shares underwriting obligations as set forth on Schedule II.

         3.   Delivery and Payment.  Delivery of and payment for the Initial
              --------------------
Shares shall be made on the date, at the time and at the location specified in the Pricing Agreement, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Initial Shares being herein called the "Closing Date"). Delivery of the Initial Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price therefor in the manner set forth in Schedule I hereto. One or more certificates in definitive form for the Initial Shares that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Representatives for the respective accounts of the Underwriters.

         The Company agrees to have the Initial Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, delivery and payment for the Option Shares shall be made at the office specified for delivery of the Initial Shares in the Pricing Agreement, or at such other place as the Company and the Representatives shall determine, on the Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Shares shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Schedule I hereto. If the option is exercised as to all or any portion of the Option Shares, one or more certificates in definitive form for the Option Shares, in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Date of Delivery, shall be delivered by or

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on behalf of the Company to the Representatives for the respective accounts of the Underwriters.

         The Company agrees to have the Option Shares available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Date of Delivery.

         4.   Agreements.  The Company covenants and agrees with the several
              ----------
Underwriters that:

         (a) During any time when a prospectus relating to the Shares is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Final Prospectus, as then amended or supplemented, and (ii) will not file any amendment to the Registration Statement, any amendment or supplement (including the Final Prospectus) to the Basic Prospectus or the Term Sheet unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Term Sheet to which you reasonably object. Subject to clause (ii) of the foregoing sentence, the Company will cause the Final Prospectus (including any Term Sheet constituting a part thereof) and any amendment or supplement thereto to be filed with the Commission pursuant to Rules 434 and 424(b). The Company will advise the Representatives promptly (i) when the Final Prospectus (or any part thereof) or any amendment or supplement thereto shall have been filed with the Commission, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Supplemented Prospectus or the Final Prospectus or any amendment or supplement thereto or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance by the Commission of any stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the

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     circumstances under which they were made, not misleading, or if for any other reason it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Company promptly will notify the Representatives thereof and will prepare and file with the Commission, at the Company's expense, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

         (c) The Company, as soon as practicable, will make generally available to its security holders and to the Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, (i) copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Date of Delivery and (ii) so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Supplemented Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request; it being understood that (without limiting the application of the foregoing clause (ii) the Company, not later than (A) 6:00 PM, New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 AM, New York City time, on such date or (B) 12 Noon, New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 AM, New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Final Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for purposes of confirming orders that are expected to settle on the Closing Date. The Company will pay the expenses of printing all documents relating to the offering.

         (e) The Company will arrange for the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

         (f) The Company will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any other capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company, for a period of 120 days after the date hereof, except pursuant to this Agreement and except for issuances pursuant to the exercise of employee stock options outstanding on the date hereof and the grant of options to purchase shares of the Company's Common Stock pursuant to the Company's 1991 Stock Option Plan or the grant of Common Stock-based incentive awards pursuant to the 1995 Stock Incentive Plan which options in each case are not exercisable or do not vest prior to the expiration of 120 days from the date hereof; provided, however, that
                                                      -----------------
     this provision shall not prohibit the Company from issuing shares of Common Stock or other capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company in connection with an acquisition by the Company. The Company will use its best efforts to obtain the agreements referred to in Section 6(h) hereof prior to the Closing Date.

         (g) The Company will cause the Shares to be duly included for quotation in the Nasdaq Stock Market's National Market (the "Nasdaq National Market") prior to the Closing Date.

         (h) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) (A) sell, bid for, purchase, or pay any person any compensation for soliciting purchases of, the Shares or (B) pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except in each case for the sale of Shares under this Agreement).

         5.   Payment of Expenses.  The Company will pay all costs and
              -------------------
expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, but not limited to, all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Shares and any amendment thereto, the Basic Prospectus, the Supplemented Prospectus and the Final Prospectus and any amendment or supplement thereto, this Agreement,
(ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (v) the qualification of the Shares under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission relating to the Shares, (vii) the quotation of the Shares on the Nasdaq National Market, (viii) meetings with prospective investors in the Shares (other than shall have been

                                       7
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specifically approved by the Representatives to be paid for by the Underwriters)
and (ix) advertising relating to the offering of the Shares (other than shall have been specifically approved by the Representatives to be paid for by the Underwriters). If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10(a)(i) or (ii) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

         6.   Conditions to the Obligations of the Underwriters.  The
              -------------------------------------------------
obligations of the Underwriters to purchase the Initial Shares shall be subject, in the Representatives' sole discretion, to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy in all material respects of the statements of the Company and the Company's officers made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission within the time period and in the manner prescribed by the Commission.

         (b) The Company shall have furnished to the Representatives an opinion, dated the Closing Date, of Eric R. Elwin, Esq., Vice President and Corporate Counsel for the Company, in substantially the form attached as Exhibit A hereto.

         (c) The Company shall have furnished to the Representatives an opinion, dated the Closing Date, of Stroock & Stroock & Lavan, counsel for the Company, substantially in the form attached as Exhibit B hereto.

         (d) The Company shall have furnished to the Representatives an opinion, dated the Closing Date, of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, New Jersey counsel for the Company, substantially in the form attached as Exhibit C hereto.

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

         (e) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Initial Shares, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as counsel for the Underwriters may request for the purpose of enabling them to pass upon such matters.

         (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:

              (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus or any amendment or supplement thereto has been issued and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

              (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, net worth or results of operations of the Company and its subsidiaries, considered as a whole, except in each case as described in or contemplated by the Final Prospectus.

         (g) At the date hereof and the Closing Date, KPMG Peat Marwick LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and to the effect that:

              (i) they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

              (ii) in their opinion, the consolidated financial statements of the Company and its subsidiaries (the "Financial Statements") in the Company's report on Form 10-K for the year ended December 31, 1995, which Financial Statements have been audited by them and incorporated by reference in the Registration Statement and the Final Prospectus, comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-3 and the Exchange Act and the related published rules and the regulations thereunder;

              (iii) on the basis of certain specified procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (a) reviewing in accordance with standards established by
              the American Institute of Certified Public Accountants any interim unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries as indicated in their reports incorporated in the Registration Statement and the Final Prospectus;

                    (b) reading the latest available interim unaudited
              consolidated condensed financial statements of the Company and its consolidated subsidiaries;

                    (c) reading the amounts included in any unaudited "capsule"
              information included in the Registration Statement and the Final Prospectus and of any unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the periods from which such amounts are derived, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepting auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii);

                    (d) reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its consolidated subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                    (e) making inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters of the Company and its consolidated subsidiaries regarding the specific items for which representations are requested below;

         nothing has come to their attention as a result of the foregoing procedures that caused them to believe that: (1) the unaudited consolidated condensed financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Final Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder, or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Final Prospectus, (2) the amounts included in the unaudited "capsule" information included in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included in the Registration Statement and the Final Prospectus, (3) at a specified date not more than five business days prior to the date of the delivery of such letter, there were any changes in the capital stock, notes payable or subordinated debt (other than scheduled repayments of such debt) or any decreases in total assets or shareholders' equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the June 30, 1996 unaudited consolidated balance sheet included in the Registration Statement and the Final Prospectus or (4) for the period from July 1, 1996 to such specified date, there were any decreases, as compared with the corresponding period in 1995, in consolidated gain on sale of receivables, finance income, fees earned or other income or increases in salaries and employee benefits, other operating expenses, provision for credit losses or interest expense or decreases in income before taxes or net income of the Company and its consolidated subsidiaries except in all instances for changes or decreases set forth in such letter.

              (iv) The letter shall also state that KPMG Peat Marwick LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

          In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

          References to the Registration Statement and the Final Prospectus in this paragraph (f) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

         (h) The Representatives shall have received from each person who is a director or executive officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Prudential Securities Incorporated, offer, sell, pledge, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any other capital stock of the Company or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company, including any such securities beneficially owned or otherwise controlled by them, for a period of 30 days after the date of this Agreement, except that the directors and executive officers of the Company may, without the prior written consent of Prudential Securities Incorporated, (A) transfer shares of Common Stock to members of their respective immediate families or to trusts for the benefit of their respective immediate families; provided, that, any transferee agrees to the transfer restrictions described above,
     (B) use previously-owned shares of Common Stock for the purpose of exercising options to purchase the Company's Common Stock or using shares of Common Stock to pay withholding taxes with respect to the issuance of shares upon the exercise of options and/or (C) continue to hold shares of Common Stock in any margin account presently maintained by a director or executive officer or transfer shares of Common Stock into any such brokerage account; provided that no sale, offer to sell, contract to sell or grant of an option to purchase or other sale or disposition of such shares shall be made without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters.

         (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         7.   Conditions to Purchase of Option Shares. In the event the
              ---------------------------------------
Underwriters exercise the option granted in Section 2(c) hereof to purchase all or any portion of the Option Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Option Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained herein, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Final Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed with the Commission within the time period and in the manner prescribed by the Commission.

         (b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Option Shares:

              (i) the favorable opinion of Eric R. Elwin, Esq., Vice President and Corporate Counsel to the Company, in form and substance satisfactory to the Representatives and counsel for the Underwriters, to the same effect as the opinion required by Section 6(b);

              (ii) the favorable opinion of Stroock & Stroock & Lavan, counsel for the Company, in form and substance satisfactory to the Representatives and counsel for the Underwriters, to the same effect as the opinion required by Section 6(c);

              (iii) the favorable opinion of Sills Cummis Zuckerman Radin Tischman Epstein & Gross, New Jersey counsel for the Company, in form and substance satisfactory to the Respresentatives and counsel for the Underwriters, to the same effect as the opinion required by Section 6(d);

              (iv) the favorable opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, to the same effect as the opinion required by Section 6(e);

              (v) a certificate, of the Chairman of the Board and Chief Executive Officer or Senior Vice President of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in Section 6(f);

              (vi) a letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Representatives and counsel for the Underwriters, and substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 6(g) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(vi) shall be a date not more than five days prior to the Date of Delivery; and

              (vii) such other information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives.
Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

         8.   Indemnification and Contribution. (a) The Company agrees to
              --------------------------------
indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement (A) made by the Company in Section 1 of this Agreement, (B) of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, the Supplemented Prospectus or the Final Prospectus, or in any amendment of any of them or supplement to any of them, (C) of a material fact contained in any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association, securities exchange or state securities commission (each, an "Application") or (D) of a material fact contained in any audio or visual materials supplied by the Company to the Representatives expressly for use in connection with the marketing of the Shares, including without limitation, slides, videos, films and tape recordings, or (ii) the omission or alleged omission to state in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, the Supplemented Prospectus or the Final Prospectus, or in any amendment of any of them or supplement to any of them, or in any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, the Supplemented Prospectus or the Final Prospectus, or in any amendment of any of them or supplement to any of them or in any Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) the Company will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in the Basic Prospectus or any Supplemented Prospectus that is corrected in the Final Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Final Prospectus (as amended or supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Final Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Final Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4(b) and (d) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Shares, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of the Act or of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any Supplemented Prospectus or the Final Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Supplemented Prospectus or the Final Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by or on behalf of the Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, jointly with any other indemnifying party that has given similar written notice, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, approved by the Representatives in the case of subparagraph (a) of this Section 8, representing the indemnified parties under subparagraph (a) who are parties to such action),
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

     (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Prudential Securities Incorporated Master Agreement Among Underwriters. For purpose of this paragraph
(d), each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         9.   Default of Underwriters. If one or more Underwriters default in
              -----------------------
their obligations to purchase Initial Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Initial Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date or the related Date of Delivery, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Initial Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent of the aggregate number of Initial Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 11 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Closing Date or the Date of Delivery, as the case may be, established as provided in Section 3 hereof, for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Initial Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10.  Termination. (a) This Agreement may be terminated with respect to
              -----------
the Initial Shares or any Option Shares in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date or the related Date of Delivery, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date or such Date of Delivery, respectively:

              (i) there shall have been in the sole judgment of the Representatives any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, net worth or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Final Prospectus (exclusive of any amendment or supplement thereto);

              (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market;

              (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange or market system;

              (iv) a banking moratorium shall have been declared by New York or United States authorities; or

              (v) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

         (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 11 hereof.

         11.  Representations and Indemnities to Survive. The respective
              ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company, its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 5 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement

         12.  Information Supplied by Underwriters. The statements set forth in
              ------------------------------------
the last paragraph on the front cover page and in the paragraphs relating to stabilization and passive market making on the inside front cover page and under the heading "Underwriting," in any Supplemented Prospectus or the Final Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company for the purposes of Sections 1(b) and 8 hereof. The Underwriters confirm that such statements (to such extent) are correct.

         13.  Notices. All communications hereunder will be in writing and
              -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at The Money Store Inc., 2840 Morris Avenue, Union, New Jersey 07083, Attention of the Secretary; with a copy to Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York 10004, Attention: James R. Tanenbaum.

         14.  Successors. This Agreement shall inure to the benefit of and shall
              ----------
be binding upon the several Underwriters, the Company and each of their respective successors and legal representatives and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or person who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

         15.  Applicable Law. This Agreement will be governed by and construed
              --------------
in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                       Very truly yours,

                                       THE MONEY STORE INC.

                                       By:  /s/ MORTON DEAR
                                           ______________________________
                                           Morton Dear
                                           Executive Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.


PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
MONTGOMERY SECURITIES
OPPENHEIMER & CO., INC.


By:  PRUDENTIAL SECURITIES INCORPORATED

By:  /s/ JEAN-CLAUDE CANFIN
     __________________________________
     Jean-Claude Canfin, Director

For itself and on behalf of the Underwriters

                                  SCHEDULE I

Underwriting Agreement dated October 30, 1996

Registration Statement No. 33-98972

Representatives:   Prudential Securities Incorporated
                   Bear, Stearns & Co. Inc.
                   Montgomery Securities
                   Oppenheimer & Co., Inc.

Address of Representatives:  c/o Prudential Securities Incorporated
                             One New York Plaza
                             New York, New York 10292

Title, Purchase Price and Description of Shares:

     Title:  $1.72 Mandatory Convertible Preferred Stock

     Purchase price shall be paid by wire transfer of federal funds to accounts previously designated to the Representatives by the Company.

     Other provisions:

Closing Date, Time and Location:  November 5, 1996
                                  9:30 A.M., New York City time
                                  Cleary, Gottlieb, Steen & Hamilton
                                  One Liberty Plaza
                                  New York, New York 10006

Additional items to be covered by the letter from KPMG Peat Marwick LLP delivered pursuant to Section 6(g) at the time this Agreement is executed:

                                  SCHEDULE II

                                                    Aggregate Number
                                                of Initial Shares to be
              Underwriter                              Purchased
-------------------------------------           -----------------------

Prudential Securities Incorporated                      1,075,000
Bear, Stearns & Co. Inc.                                1,075,000
Montgomery Securities                                   1,075,000
Oppenheimer & Co., Inc.                                 1,075,000
CS First Boston Corporation                               100,000
Merrill Lynch, Pierce, Fenner & Smith                     100,000
          Incorporated
Salomon Brothers Inc                                      100,000

          Total                                         4,600,000
                                                        =========